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EXHIBIT 24.3

Power of Attorney—Robert F. Starzel

        The undersigned, being a director of Pacific Energy GP, Inc., by signing his name hereto does hereby appoint Irvin Toole, Jr. and Clifford P. Hickey and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Amendment No. 1 to Registration Statement on Form S-1 (the "Registration Statement") for Pacific Energy Partners, L.P. and any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

By:	/s/ ROBERT F. STARZEL Robert F. Starzel Director

Date: May 16, 2002

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EXHIBIT 24.3